Exhibit 4.13

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES

ACT OF 1933 NOR UNDER APPLICABLE STATE SECURITIES LAWS AND

MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF

UNLESS IT HAS BEEN REGISTERED UNDER SUCH LAWS OR AN

EXEMPTION FROM REGISTRATION IS AVAILABLE

No.	November , 2004

STOCK PURCHASE WARRANT

To Subscribe for and Purchase Common Stock of

KNOBIAS, INC.

A Delaware Corporation

THIS CERTIFIES that, for value received,                                                                                                                                    , or his registered assigns, is entitled, subject to the terms of Section 1 hereof, to subscribe for and purchase from KNOBIAS, INC., a Delaware corporation (hereinafter called the “Company”), at the price of $                     per share (such exercise price, as from time to time to be adjusted as hereinafter provided, being hereinafter called the “Warrant Price”), at any time during the Exercise Period, up to                      shares of fully paid, nonassessable shares (the “Warrant Shares”) of Common Stock, par value $0.01 per share, of the Company (“Common Stock”), subject, however, to the provisions and upon the terms and conditions hereinafter set forth, including, without limitation, the provisions of Section 1, Section 3 and Section 4 hereof.

This Warrant has been issued as of the date hereof in accordance with Section 2(B)(5) of the Agreement and Plan of Reorganization dated as of June 30, 2004, by and among Knobias Holdings, Inc., the Company and KHI Acquisition, Inc., pursuant to which, at the Effective Time of the Merger (as defined therein), each outstanding warrant to purchase common stock of Knobias Holdings, Inc. (the “Old Warrant”) was converted into a warrant to purchase one (1) share of Common Stock for every one (1) share of common stock of Knobias Holdings, Inc. for which the Old Warrant was exercisable, on economic and contractual terms substantially and materially similar to the terms and conditions of the Old Warrant prior to such conversion.

Section 1. Exercise of Warrant.

(a) This Warrant may be exercised by the holder hereof (the “Warrantholder”), in whole or in part (but not as to a fractional share of Common Stock), at any time, and from time to time, during the eighteen (18) calendar month period beginning on the corresponding date which is six months immediately following the first date after the date hereof on which any shares of the Common Stock shall have been registered pursuant to an effective registration statement (the “Registration Date”) under the Securities Act of 1933, as amended (the “Securities Act”), and ending at 5:00 p.m. EST on the second anniversary of the Registration Date (the “Exercise Period”). Immediately upon the termination of the Exercise Period, this Warrant shall expire. The Warrant shall be exercised by the completion of the subscription form attached hereto as Exhibit “A” and by the surrender of this Warrant (properly endorsed) at the office of the Company in Ridgeland, Mississippi (or at such other agency or office of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company). Payment for the Warrant Shares may be made by cash or check payable to the Company, either (i) accompanying the notice of the exercise, or (ii) against delivery by the Company of the certificate(s) representing the shares being delivered in settlement of the sale of said shares (“Payment Option B”) pursuant to an effective Registration Statement filed with the Securities and Exchange Commission (the “SEC”) in “brokers’ transactions” (as such term is defined in SEC Rule 144). In the latter case, exercise shall not be deemed to have occurred until payment shall have been received by the Company. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the Warrantholder, shall be delivered to the Warrantholder within a reasonable time, not exceeding five (5) business days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder within such time. With respect to any such exercise, the Warrantholder shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and payment of the Warrant Price was made irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the Warrantholder an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors of the Company. Unless the exercise of the Warrants shall be in connection with the sale of said shares as contemplated in Payment Option B, the shares shall bear a restrictive legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“THE ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.”

(b) In lieu of exercising this Warrant pursuant to Section 1(a) hereof, the Warrantholder may elect to receive Warrant Shares equal to the value of this Warrant determined in the manner described below (or any portion hereof remaining unexercised) upon delivery of this Warrant at the offices of the Company or at such other address as the Company may designate by notice in writing to the registered Warrantholder hereof with the Notice of Cashless Exercise Form annexed hereto duly executed. In such event the Company shall issue to the Warrantholder a number of Warrant Shares computed using the following formula:

X = Y (A-B)

A

Where X = the number of Warrant Shares to be issued to the Warrantholder.

Y = the number of Warrant Shares purchasable under this Warrant (at the date of such calculation).

A = the Market Value per share of the Company’s Common Stock on the business day immediately preceding the day on which the Notice of Cashless Exercise is received by the Company.

B = Warrant Price per share (as adjusted to the date of such calculation).

(c) For purposes of this Warrant

(i) the Market Value of a share of Common Stock or other equity security of the Company on any date shall be equal to:

(A) the closing sale price per share (or other unit in which such security is denominated) as published by a national securities exchange on which shares of Common Stock (or other units of the security) are traded (an “Exchange”) on such date or, if there is no sale of Common Stock (or other units) on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or

(B) if shares of Common Stock (or other unit) are not listed on a national securities exchange on such date, the closing price per share (or other unit) as published on the National Association of Securities Dealers Automatic Quotation System (“NASDAQ”) National Market System if the shares (or other units) are quoted on such system on such date, or

(C) the average of the bid and asked prices in the over-the-counter market at the close of trading on such date if the shares (or other units) are not traded on an exchange or listed on the NASDAQ National Market System, or

(D) if the security is not traded on a national securities exchange or in the over-the-counter market, the fair market value of a share of Common Stock (or other unit) on such date as determined in good faith by the Board of Directors. Notwithstanding the foregoing, a regional stock exchange shall not be deemed to be a national securities exchange unless the trading volume of the Common Stock on such exchange exceeds the trading volume on NASDAQ or the over-the-counter market for the thirty-day period ended on the date immediately preceding the date this Warrant is exercised.

(ii) If the Holder disagrees with the determination of the Market Value of any securities of the Company determined by the Board of Directors under subparagraph 1(c)(i)(D), the Market Value of such securities shall be determined by an independent appraiser acceptable to the Company and the Warrantholder (or, if they cannot agree on such an appraiser, by an independent appraiser selected by each of them, and Market Value shall be the median of the appraisals made by such appraisers). If there is one appraiser, the cost of the appraisal shall be shared equally between the Company and the Warrantholder. If there are two appraisers, each of the Company and the Warrantholder shall pay for its own appraisal.

Section 2. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided herein, the Warrantholder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant price resulting from such adjustment.

Section 3. Adjustment of Price Upon Issuance of Common Stock. If and whenever the Company shall issue or sell any shares of its Common Stock (as defined in Section 3(h)) in a transaction described in paragraphs (a), (b) or (c) of this Section 3, for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Warrant Price shall be reduced to the price (calculated to the nearest $.001) determined by dividing: (a) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Warrant Price, and (y) the consideration, if any, received by the Company upon such issue or sale; by (b) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon exercise of this Warrant immediately prior to such issue or sale). No adjustments of the Warrant Price, however, shall be made in an amount less than $.001 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.001 per share or more.

For purposes of this Section 3, the following paragraphs (a) to (h), inclusive, shall be applicable:

(a) Stock Dividends. If, after the date of this Warrant, the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, or any options for the purchase of Common Stock (other than options for Common Stock specifically permitted to be issued in the discretion of the Board of Directors as referenced in the Company’s Amended and Restated Certificate of Incorporation, as amended, or as may be issued pursuant to the Company’s Stock Option Plan) or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Shares”) any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued in a subdivision of outstanding shares as provided in Section 3(h) below.

(b) Subdivision or Combination of Stock. If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, i.e., the Warrantholder shall be entitled to purchase after such subdivision, for the same consideration as applicable prior to such subdivision, the same percentage of outstanding Common Stock that such Warrantholder was entitled to purchase prior to such subdivision, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased.

(c) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each Warrantholder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of such Warrant or Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such Warrantholder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price) shall thereafter be applicable, as merely as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such Warrants (including an immediate adjustment, by reason of such consolidation or merger, of the Warrant Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Warrant Price in effect immediately prior to such consolidation or merger ). In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Warrant Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed or delivered to each Warrantholder at the last address of such Warrantholder appearing on the books of the Company, the obligation to deliver to such Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Warrantholder may be entitled to receive upon exercise of such Warrants.

(d) Notice of Adjustment. Upon any adjustment of the Warrant Price, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to each Warrantholder at the address of such Warrantholder as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(e) Stock to be Reserved. The Company will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of Warrant Shares as shall then be issuable upon the exercise of this Warrant. The Company covenants that all Warrant Shares which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company will take all such action as may be necessary to assure that all such Warrant Shares may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company’s Amended and Restated Certificate of Incorporation. The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

(f) Issue Tax. The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Warrantholder hereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(g) Closing of Books. The Company will at no time close its transfer books against the transfer of the Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

(h) Definition of Common Stock. As used herein the term “Common Stock” shall mean and include the 100,000,000 shares of Common Stock, as authorized on the date hereof and also any capital stock of any class of the Company hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that the Warrant Shares purchasable pursuant to this Warrant shall include only shares designated as Common Stock of the Company on the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof and in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

Section 4. Notices of Record Dates. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any right to sell shares of stock of any class or any other right; or

(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation or entity; or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will give notice to the Warrantholder specifying: (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right; and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least ten (10) and not more than ninety (90) days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to (x) the effectiveness of a registration statement under the Securities Act and applicable state securities laws, or (y) a favorable vote of stockholders, if either is required.

Section 5. No Stockholder Rights or Liabilities.

(a) Except as set forth in Section 5(b), this Warrant shall not entitled the Warrantholder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Warrantholder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Warrantholder hereof, shall give rise to any liability of such Warrantholder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(b) At any time during which this Warrant is exercisable, the Company shall, prior to making any distribution of its property or assets to the holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital or any dividend payable to the holders of Common Stock out of funds legally available for dividends under the laws of the State of Delaware, give to the Warrantholder not less than ten (10) days prior written notice of any such distribution. If such Warrantholder shall exercise this Warrant on or prior to the date of such distribution set forth in such notice, such Warrantholder shall be entitled to receive, upon such exercise: (i) the number of Warrant Shares receivable pursuant to such exercise; and (ii) without payment of any additional consideration, a sum equal to the amount of such property or assets as would have been payable to the Warrantholder as an owner of the shares described in clause (i) of this Section 5(b) and the Warrantholder hereof having been the holder of record of such shares on the record date for such distribution; and an appropriate provision with respect to such payment to such holder as described in this Section 5(b) shall be made a part of any such distribution.

Section 6. Registration Rights Under the Securities Act of 1933.

(a) Piggyback Registration. If at any time or from time to time, the Company shall register the sale of any of its Common Stock under the Securities Act for its own account or the account of any of its security holders, other than a registration on Form S-8 relating solely to an employee benefit plan or a registration on Form S-4 relating solely to a transaction under Rule 145 of the Securities Act, the Company will: (i) give to the initial Warrantholder and each other person or entity who holds all or any portion of this Warrant or the Warrant Shares (collectively with the initial Warrantholder, the “Holders”) written notice thereof as soon as practicable prior to filing the registration statement, but in any event not later than ten (10) days prior to such filing; and (ii) on behalf of all entities requesting inclusion in such offering, include the Registrable Securities (as defined in Section 6(b)) in the offering and may condition such offer on their acceptance of any other reasonable conditions (including, without limitation, if such offering is underwritten, that such requesting holders agree in writing to enter into an underwriting agreement with customary terms). If the representative of the underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the numbers of shares to be included in the underwriting or registration shall be allocated first to the Company, second, to the Company’s security holders that triggered the instant registration (the “Triggering Holders”) and thereafter shall be allocated among the Holders and other security holders requesting inclusion in the offering pro rata on the basis of the number of shares each requesting Holder and other security holder requests to be included bears to the total number of shares of all requesting holders that have been requested to be included in such offering (to the extent not included as a Triggering Holder). If a person who has requested inclusion in such offering as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the underwriter. The securities so excluded shall also be withdrawn from registration, if applicable.

(b) Registrable Securities. For the purposes of this Section 6, the term “Registrable Securities” shall mean any Warrant Shares issued or issuable to a Holder upon exercise of its Warrant, any shares of Common Stock issued to a Holder as a dividend on its Warrant Shares, and any other shares of Common Stock distributable on, with respect to, or in replacement of or substitution for such Registrable Securities, including those that have been transferred as permitted under this Warrant, except for those that have been sold or transferred pursuant to an effective registration statement or as may be resold pursuant to Rule 144 under the Securities Act.

(c) Obligations of a Holder and Others in a Registration. Each Holder agrees to timely furnish such information regarding such person and the securities sought to be registered and to take such other action as the Company may reasonably request, including the entering into of agreements and the providing of documents, in connection with the registration or qualification of such securities or the compliance of such registration statement with all applicable laws. Such Holders severally agree that, in connection with any offering undertaken pursuant to Section 6(a), the Company shall have the right to, if it deems an underwriter or underwriters necessary or appropriate, designate such underwriter(s). If the registration involves an underwriter, each participating Holder agrees, upon the request of such underwriter, not to sell any unregistered securities of the Company for a period of 120 days following the effective date of the registration statement for such offering and to enter into an underwriting agreement with such underwriters containing customary terms and provisions.

(d) Indemnification.

(1) Subject to applicable law, the Company will indemnify each Holder, each underwriter and each person controlling such Holder or underwriter against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred, arising out of any untrue or allegedly untrue statement of a material fact contained in the registration statement, or any omission or alleged omission to state a material fact required to be stated in the registration statement or necessary to make any statements therein not misleading, or arising out of any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any applicable rule or regulation, except with respect to an untrue statement or omission contained in any information or affidavit furnished in writing by the Holder for inclusion in such registration statement.

(2) Subject to applicable law, each Holder, severally and not jointly, will indemnify the Company, and each person controlling the Company, against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred, arising out of any untrue or allegedly untrue statement of a material fact contained in the registration statement, or required to be stated in the registration statement or necessary to make the statements contained therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit furnished in writing by such Holder to the Company specifically for inclusion in such registration statement.

(e) Transfer of Registration Rights. The registration rights of a Holder under this Section shall automatically be transferred to any transferee of this Warrant, or any portion thereof, or of any Registrable Securities, without any notice or other action by the transferring Holder of such transferee. Any such transferee will be deemed to be a Holder for purposes of this Section 6, and as a condition precedent to such transferee’s exercise of its rights hereunder, such transferee must agree to be bound by the terms of this Section 6.

(f) Expenses of Registration. The expenses incurred in connection with registrations pursuant to this Section 6, namely all registration fees, federal and state filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company’s financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay the fees and disbursements of counsel for the Holder or Holders or underwriters’ discounts or commissions relating to Registrable Securities being sold by any Holders.

Section 7. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

Section 8. Notices. Any notice or other communication to be given hereunder shall be in writing and mailed or telecopied to such party at the address or number set forth below:

If to the Company:

Knobias, Inc.

875 North Park Drive, Bldg. 2, Suite 500

Ridgeland, Mississippi 39157

Telephone No.: 601-978-3399

Telecopier No.: 601-978-3675

If to the Warrantholder, to the address set forth on the subscription documents submitted by the Warrantholder upon the original issuance of the Old Warrant or to such other person, address or number as the party entitled to such notice or communication shall have specified by notice to the other party given in accordance with the provisions of this Section. Any such notice or other communication shall be deemed given when received as evidenced by (i) the receipt if sent by certified United States mail, (ii) certificate of courier service if sent by overnight or hand delivery, or (iii) by facsimile acknowledgment of transmission if sent by facsimile.

Section 9. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to such jurisdiction’s principles of conflict of laws.

IN WITNESS WHEREOF, Knobias, Inc., has executed this Warrant as of the date first set forth above.

KNOBIAS, INC.

By:
Its Chief Executive Officer

EXHIBIT A

SUBSCRIPTION FORM TO BE EXECUTED

UPON EXERCISE OF THE WARRANT

Date:

To:	KNOBIAS, INC.

The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase                      shares of Common Stock covered by such Warrant, and herewith tenders                      in full payment of the purchase price for such shares.

Name of Holder:

Address:

Signature of Warrantholder

NOTICE OF CASHLESS EXERCISE

I hereby elect to exercise my warrants on a cashless basis pursuant to Section 1(b) of the Warrant.

Name of Holder:

Address:

Signature of Warrantholder